Exhibit 10.75

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of November 11, 2005, between Microsemi Corporation, a Delaware corporation (“Parent”), the undersigned stockholder and/or optionholder (“Holder”), and Advanced Power Technology, Inc., a Delaware corporation (the “Company”). Terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Holder is the registered owner of (1) such number of issued and outstanding shares of Company Common Stock (the “Shares”) and (2) options to purchase such number of shares of Company Common Stock (the “Options”), each as is indicated beneath Holder’s signature on the last page of this Agreement; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November 2, 2005, as may be amended from time to time (including such amendments, herein called the “Merger Agreement”) by and among Parent, APT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent, and the Company, it is proposed that Parent shall pay cash and issue shares of Parent Common Stock in exchange for the Shares and assume the Options; and

WHEREAS, as a condition and inducement to Parent consummating the Merger, Parent has required that Holder enter into this Agreement to serve the general purpose of better aligning Holder’s financial interests with the success of the transaction contemplated in the Merger Agreement.

 NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Agreement to Retain Shares.

(a) Transfer and Encumbrance. Except as contemplated by the Merger Agreement, and except as provided in Sections 1(b) and 2 below, during the period beginning on the date hereof and ending on the earlier to occur of (i) ninety (90) days following the Effective Date, and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, (A) transfer (except as may be specifically required by court order), sell, exchange, tender, assign, contribute to the capital of any entity, or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) or encumber the Shares or any New Shares (as defined below), including any shares of Parent Common Stock received in exchange for such Shares pursuant to the Merger, enter into any short sale with respect to the Shares or any New Shares, enter into or acquire an offsetting derivative contract with respect to such Shares or any New Shares, enter into or acquire a futures or forward contract to deliver such Shares or any New Shares or enter into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of the Shares or any New Shares, or to, directly or indirectly, make any offer or agreement relating thereto, (B) grant any proxies or powers of attorney, deposit any of such Shares or New Shares into a voting trust or enter into a voting agreement with respect to any of such Shares or New Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause, or (C) take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement, and Holder warrants that it has not agreed to carry out any of the foregoing matters in relation to the Shares or any New Shares; provided, however that, notwithstanding the provisions of this Section 1(a), the Holder may provide an irrevocable undertaking or other form of support agreement to Parent or Company in relation to the Merger. As used herein, the term “Expiration Date” shall mean the date of termination of the Merger Agreement in accordance with the terms and provisions thereof. During period from ninety (90) to one hundred eighty (180) days following the Effective Date, the foregoing restriction applies to fifty percent (50%) of the Shares and fifty percent (50%) of any News Shares, and after one hundred eighty (180) days, the foregoing restriction does not apply.

(b) Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares or New Shares by Holder (i) if Holder is an individual (A) to any member of Holder’s immediate family, or to a trust for the benefit of Holder or any member of Holder’s immediate family, or (B) upon the death of Holder, or (ii) if Holder is a partnership or limited liability company, to one or more partners or members of Holder or to an affiliated Person under common control or common management with Holder; provided, however, that any such transfer pursuant to either clause (i) or (ii) of this Section 1(b) shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement, or (iii) with respect to Options under the Company Stock Option Plans, Holder may sell New Shares upon or after exercise thereof pursuant to an effective Registration Statement to be filed by Parent under the Securities Act of 1933 (the “Securities Act”) provided also that such New Shares are sold in accordance with Parent’s Insider Trading Policy and Rule 145 of the rules and regulations prescribed by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act (“Rule 145”).

(c) New Shares. Holder agrees that New Shares (as defined below) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. The term “New Shares” shall mean any and all shares of capital stock or interests in shares or other securities of the Company or Parent, including any shares of Parent Common Stock received in exchange for such Shares pursuant to the Merger and/or received upon exercise of the Options assumed by Parent pursuant to the Merger, that Holder purchases or with respect to which Holder otherwise acquires registered or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) one hundred eighty (180) days following the Effective Date and (ii) the Expiration Date.

2. Restrictions on Shares and New Shares

(a) General. Holder has been advised that, as of the date hereof, Holder may be deemed to be an “affiliate” of the Company, as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145. Holder will receive Parent Common Stock in exchange for the Shares or New Shares. Notwithstanding anything to the contrary set forth in this Section 2, the execution of this Agreement should not be considered an admission on Holder’s part that Holder is an “affiliate” of the Company, nor as a waiver of any rights Holder may have to object to any claim that Holder is such an affiliate on or after the date of this Agreement.

(b) Holder Representations; Restrictions on Transfer; Legends Holder represents, warrants and covenants to Parent that in the event Holder receives any Parent Common Stock upon consummation of the Merger:

(i) Holder shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act.

(ii) Holder has carefully read this Agreement and discussed the requirements of this Agreement and other applicable limitations upon Holder’s ability to sell, transfer or otherwise dispose of Parent Common Stock received in exchange for the Shares, to the extent Holder has felt necessary, with Holder’s counsel.

(iii) Holder has been advised that the issuance of Parent Common Stock in connection with the Merger will be registered on a registration statement on Form S-4 promulgated under the Securities Act (the “Registration Statement”) and the resale of such Parent Common Stock may be subject to restrictions set forth in Rule 145. Holder has been advised that, because Holder may be deemed to be an “affiliate” of the Company, Holder may not sell, transfer or otherwise dispose of the Parent Common Stock issued to Holder in the Merger, unless (i) such sale, transfer or other disposition is made in conformity with the limitations of Rule 145, (ii) such sale, transfer or other disposition has been registered under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

(iv) Holder understands and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Common Stock issued to directors, executive officers and ten percent (10%) holders of any class of securities of the Company (as of immediately prior to the Merger) and that there will be placed on the certificates for the Parent Common Stock issued to directors, executive officers and 10% holders of any class of securities of the Company (as of immediately prior to the Merger), or any substitutions therefor, a legend stating in substance: “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145.” If a sale or transfer is made prior to such legend being removed pursuant to Section 2(c) below, certificates with the above legend will be substituted by delivery of certificates without such legend upon delivery of a declaration to Parent (the “Declaration”), which Declaration shall be reasonably satisfactory in form and substance to Parent, that the requirements of Rule 145(d)(1) have been complied with.

(v) Holder understands and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Common Stock issued to Holder and there will be placed on the certificates for the Parent Common Stock issued to Holder, or any substitutions therefore, a legend, in addition to all other legends necessary under applicable law, stating in substance: “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT DATED NOVEMBER 11, 2005 AMONG THE REGISTERED HOLDER HEREOF, ADVANCED POWER TECHNOLOGY, INC., AND MICROSEMI CORPORATION, A

COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MICROSEMI CORPORATION.”

(c). Parent Representations.

(i) Parent hereby agrees that, unless previously sold pursuant to the applicable requirements of Rule 145, it is understood and agreed that certificates with the legend set forth in Section 2(b)(iv) above will be substituted by delivery of certificates without such legend, and any stop transfer instructions then in effect will be terminated, if (i) one (1) year shall have elapsed from the date Holder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to Holder, (ii) two (2) years shall have elapsed from the date Holder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to Holder, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a “no action” letter obtained by Holder from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to Holder. For as long as resale of any shares of Parent Common Stock owned by Holder are subject to Rule 145, Parent will use its reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 under the Securities Act. Upon receipt of a properly completed Declaration, Parent shall use its reasonable efforts to instruct its transfer agent to deliver shares of Parent Common Stock without the legend set forth in Section 2(b)(iv) above in accordance with the terms of the transfer set forth in the Declaration as soon as practicable following receipt of such Declaration.

(ii) Parent hereby agrees that it is understood and agreed that certificates with the legend set forth in Section 2(b)(v) above will, to the extent required to enable the shares represented by such certificate to be transferred by the holder thereof, be substituted by delivery of certificates without such legend upon the written request of the Holder if and to the extent the restriction in Section 1(a) shall have lapsed. Upon receipt of any such written request, Parent shall use its reasonable efforts to instruct its transfer agent to deliver shares of Parent Common Stock without the legend set forth in Section 2(b)(v) above as soon as practicable following receipt of such written request.

4. Representations, Warranties and Covenants of Holder.

Holder hereby represents, warrants and covenants to Parent that Holder (i) is the registered owner and, as set forth on the signature page, beneficial owner, of the Shares and Options to purchase Company Common Stock, if any, indicated below Holder’s signature on the signature page to this Agreement, and (ii) is not the registered owner of any shares, options or other securities in, or convertible into, share capital of the Company, other than the Shares and the Options to purchase Company Common Stock, if any, indicated below Holder’s signature on the last page of this Agreement. Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5. Further Assurances

Holder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

6. Fiduciary Duties

Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a registered owner of the Shares and, to the extent applicable, any New Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company, and (iii) Holder shall have no liability to Parent or any its affiliates under this Agreement as a result of any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company.

7. Miscellaneous

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand; (ii) on the day sent by facsimile, provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient, on such day; (iii) the first business day after sent by facsimile (to the extent that (A) the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile, or (B) notice is sent on a day that is not a business day); or (iv) the third business day after sent by registered mail or by courier or express delivery service, in each case to the address or facsimile number set forth on the signature page to this Agreement beneath the name of such party, or to such other address or facsimile number as such party shall have specified in a written notice given to the other party hereto).

(f) Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under the applicable law of any jurisdiction, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be valid and enforceable in accordance with its terms. Each provision of this Agreement is separable from any other provisions of this Agreement, and each part of each provision of this Agreement is severable from every other part of such provision.

(g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

(h) Disclosure. Holder hereby agrees to permit Parent and the Company to publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and the Proxy Statement/Prospectus, and in any press release or other disclosure document in which Parent or the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, as appropriate, in connection with the Merger and any transactions related thereto, such Holder’s identity and ownership of the Shares and New Shares and the nature of the commitments, arrangements and undertakings under this Agreement.

(i) Assignment. This Agreement shall not be assigned without the prior written consent of the other party hereto, except as provided in (j).

(j) Entire Agreement, etc. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral among the parties with respect to the subject matter hereof, and (ii) shall not be transferable or assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, that the Parent may assign any of its rights and obligations hereunder to any of its subsidiaries or to any other entity which may acquire all or substantially all of the assets, shares or business of the Parent or any of its subsidiaries or any entity with or into which the Parent or any of its subsidiaries may be consolidated or merged.

(k)          Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

SIGNATURE

The parties have caused this Lock-up Agreement to be duly executed on the date first above written.

Microsemi Corporation		Advanced Power Technology, Inc.

By:	/s/ JAMES PETERSON	By:	/s/ PATRICK SIRETA
Name:	James J. Peterson	Name:	Patrick P.H. Sireta
Title:	President & CEO	Title:	President & CEO
Address	2381 Morse Avenue	Address	405 S.W. Columbia St.
	Irvine, CA 92614		Bend, OR 97702
Telephone:	(949) 221-7188	Telephone:	(541) 382-8028
Fax:	(949) 756-2087	Fax:	(541) 388-0364
Email:	jpeterson@microsemi.com	Email:	patricks@advancedpower.com

Optionholder/Stockholder

By:	/s/ DAH WEN TSANG
Name:	Dah Wen Tsang
Title:	VP of Engineering and R&D, Switching Power
Address	60309 Tall Pine Ave. Bend, OR 97702
Telephone:	541-388-6825
Fax:	541-383-4162
Email:	dtsang@advancedpower.com

Shares of Company Common Stock			Beneficially owned shares:
owned of record:			of Company Common Stock

Number of Shares			Number of Shares

323,600			40,800

Options to Purchase Shares of Company
Common Stock

Number of Shares

61,405